UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 4, 2010
ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-44 (Commission File Number)	41-0129150 (IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois (Address of principal executive offices)	62526 (Zip Code)
Registrant’s telephone number, including area code: (217) 424-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On November 4, 2010, Archer Daniels Midland Company (“Company”) held its 2010 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:
     Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2010 Annual Meeting were elected as follows:

Nominee	For	Against	Abstain
G. W. Buckley	468,012,804	11,938,242	1,577,894
M. H. Carter	468,170,588	11,838,000	1,519,552
P. Dufour	460,234,466	19,736,299	1,558,175
D. E. Felsinger	452,871,313	26,907,928	1,749,699
V. F. Haynes	476,641,287	3,269,274	1,618,379
A. Maciel	474,367,659	5,591,748	1,569,533
P. J. Moore	458,747,421	21,157,706	1,623,813
T. F. O’Neill	475,755,769	4,261,246	1,511,925
K. R. Westbrook	473,425,036	6,268,936	1,528,784
P. A. Woertz	462,792,344	16,816,196	1,614,216
     Proposal No. 2. The appointment of Ernst & Young LLP as independent accountants for the fiscal year ending June 30, 2011 was ratified at the meeting by the following votes:

For	Against	Abstain
529,576,564	8,842,915	1,694,488
     Proposal No. 3. The First Stockholder’s Proposal (Regarding Political Contributions) was defeated as follows:

For	Against	Abstain
20,916,915	387,925,949	72,684,330
     Proposal No. 4. The Second Stockholder’s Proposal (Regarding Political Contributions) was defeated as follows:

For	Against	Abstain
116,516,767	293,318,022	71,686,859

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY
Date: November 10, 2010	By	/s/ David J. Smith
David J. Smith
Executive Vice President, Secretary and General Counsel